EXHIBIT 10.1

SECOND AMENDMENT AND JOINDER TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This Second Amendment and Joinder to Revolving Credit and Security Agreement (the “Amendment”) is made as of this 31st day of December, 2012 by and among Kable Media Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable”), Kable Distribution Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Distribution”), Kable Product Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Product”), Kable News Company, Inc., a corporation organized under the laws of the State of Illinois (“Kable News”), Palm Coast Data Holdco, Inc., a corporation organized under the laws of the State of Delaware (“Palm Holding”), Kable Staffing Resources LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Staffing”), Kable Specialty Packaging Services LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Specialty”), Kable News International, Inc., a corporation organized under the laws of the State of Delaware (“Kable International”), Palm Coast Data LLC, a limited liability company organized under the laws of the State of Delaware (“Palm Coast”, together with Kable, Kable Distribution, Kable Product, Kable News, Palm Holding, Kable Staffing, Kable Specialty, and  Kable International, collectively, the “Existing Borrowers”, and each an “Existing Borrower”), FC PURCHASE, LLC, a Delaware limited liability company (“Joining Borrower” and, together with Existing Borrowers and any other Person joined as a borrower to the Loan Agreement (as defined below) from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A.           On May 13, 2010, Existing Borrowers and PNC as a Lender and Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, including, without limitation, as amended by certain modifications and/or waivers contained in that certain (i) Consent Letter dated September 27, 2010, (ii) Consent Letter dated December 29, 2011, (iii) Waiver and Amendment dated July 18, 2012, and (iv) First Amendment to Revolving Credit and Security Agreement dated as of October 1, 2012, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.           Borrowers have requested that Agent and Lenders modify certain definitions, terms and conditions in the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1	Joinder

(a) Upon the Effective Date (as defined below), Joining Borrower joins in as, assumes the obligations and liabilities of, adopts the obligations, liabilities and role of, and becomes, a Borrower under the Loan Agreement and the Other Documents (including the Subordination Agreement).  All references to Borrower or Borrowers contained in the Loan Agreement and Other Documents are hereby deemed for all purposes to also refer to and include Joining Borrower as a Borrower and Joining Borrower hereby agrees to comply with all terms and conditions of the Loan Agreement and the Other Documents as if Joining Borrower were an original signatory thereto.

(b) Without limiting the generality of the provisions of Section 1(a) above, Joining Borrower hereby becomes liable on a joint and several basis, along with all other Borrowers, for all Advances made by Lenders under the Loan Agreement and the Other Documents and all Obligations thereunder.

Section 2	Consent

(a) Asset Purchase Agreement.  In reliance upon the documentation and information provided to Agent in connection with Joining Borrower’s intended acquisition (the “Acquisition”) of certain of the assets of FulCircle, Inc., a Colorado corporation (the “Seller”) under the terms and conditions set forth in the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated on or about the date hereof, by and among Joining Borrower, Seller, Samuel E. Kimbriel (“Kimbriel”) and The Samuel E. Kimbriel Business Trust (together with Kimbriel and Seller, collectively the “Seller Parties” and each a “Seller Party”), and notwithstanding anything to the contrary contained in the Loan Agreement, upon satisfaction of the conditions set forth in Section 7 below, Agent and Lenders hereby consent to the Acquisition and agree that (i) the execution of the Asset Purchase Agreement and the use of Advances to pay the purchase price for the Acquisition shall not constitute an Event of Default under the Loan Agreement or any Other Document and (ii) the payment of the purchase price for the Acquisition shall not be deemed a Capital Expenditure.

(b) General.  The consents contained in the foregoing paragraphs of this Section 2 (together, the “Consents”) shall not be deemed consent to the breach by Borrowers of any other covenants or agreements contained in the Loan Agreement or any Other Documents with respect to any other transaction or matter.  Borrowers agree that the Consents shall not be deemed (i) to be consent to, or any waiver or modification of, any other term or condition of the Loan Agreement or any Other Document, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with the Loan Agreement or any Other Document other than with respect to the matters for which the foregoing Consents have been provided.  The Consents shall not alter, affect, release or prejudice in any way any of the Obligations under the Loan Agreement.  The Consents shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 3	Amendments to Loan Agreement

(a)   On the Effective Date, new definitions of  “Earn Out Reserve”, “Earn Out Payment” and “FulCircle Receivables” shall be inserted in Section 1.2 of the Loan Agreement in the appropriate alphabetical sequence as follows:

“Earn Out Reserve” shall mean, as of any date of determination, a reserve in an amount equal to $500,000.00 on account of the Earn Out Payment, such reserve to be reduced on a dollar by dollar basis by the amount of any Earn Out Payments made by Borrowers until the reserve amount is $0; provided however that upon satisfaction or termination of Borrowers’ obligation (and delivery of evidence satisfactory to Agent of such satisfaction or termination) to make any additional Earn Out Payments, such reserve shall automatically be reduced to $0.

“Earn Out Payment” shall mean any payments made pursuant to Section 2.06 of the Asset Purchase Agreement as in effect on the date hereof.

“FulCircle Receivables” shall mean Receivables of FC Purchase, LLC.

(b)   On the Effective Date, the following definition of “Fixed Charge Coverage Ratio” shall be deleted in its entirety and replaced as follows:

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA, plus stock based compensation paid to employees during such period to the extent deducted in calculating EBITDA, plus Restructuring Charges paid during such period to the extent such Restructuring Charges were included in the Restructuring Reserve prior to being paid and were deducted in calculating EBITDA, minus Unfunded Capital Expenditures made during such period, minus distributions (including tax distributions) and dividends to the extent paid in cash during such period to (b) the sum of all Debt Payments made during such period, plus all cash payments made on account of Borrowers’ pension obligations during such period to the extent such payments were not deducted in calculating EBITDA (but excluding up to $2,300,000 of such payments during the period commencing on May 1, 2012 through January 31, 2013), plus payments made to the State of Florida on account of the obligations owing to the State of Florida under the award agreement between Palm Coast and the State of Florida (but excluding such payments made during the period commencing on May 1, 2012 through January 31, 2013 up to the initial amount of the Florida Reserve), plus  any Earn Out Payments made by Borrowers in excess of $500,000 in the aggregate.

(c)   On the Effective Date, clause (iv) of Section 2.1(a)(z) shall be amended and restated in its entirety as follows:

(iv)           the Earn Out Reserve, minus

(d)        On the Effective Date, the following shall be inserted as a new Section 2.1(e) of the Loan Agreement:

(e) Sublimit for Revolving Advances made against FulCircle Receivables. The aggregate amount of Revolving Advances at any time outstanding made to Borrowers against FulCircle Receivables constituting Eligible Receivables shall not exceed $650,000; provided, that, such limit shall no longer apply upon and after receipt by Agent of a satisfactory field examination of the FulCircle Receivables.

Section 4	Schedules.

Attached hereto as Exhibit A are supplemental disclosure schedules to the Credit Agreement for Joining Borrower necessary to make the representations and warranties contained in the Loan Agreement true and correct with respect to Joining Borrower as of the date first written above.

Section 5	Security Grant.

To secure the prompt payment and performance to Agent and each Lender of the Obligations:  (i) each Existing Borrower reconfirms the prior assignment, pledge and grant pursuant to Article IV of the Loan Agreement of a continuing security interest in and Lien on all of such Existing Borrower’s Collateral, whether now owned or existing or hereafter acquired or arising and wherever located; and (ii) Joining Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender, a continuing first priority, perfected lien and security interest in and upon the Collateral of Joining Borrower, whether now owned or hereafter acquired or arising and wherever located, in each case, subject to the terms, provisions and limitations set forth in the Loan Agreement.

Section 6	Representations, Warranties and Covenants of Borrowers

Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)  such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)     from and after the Effective Date, such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)     after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)  such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)  this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 7	Conditions Precedent/Effectiveness Conditions

This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”).

(a)     Agent shall have received this Amendment fully executed by the Borrowers;

(b)  Agent shall have received an amended and restated Revolving Credit Note fully executed by the Borrowers;

(c)  Agent shall have received a collateral assignment of the Asset Purchase Agreement, together with consents thereto from the Seller Parties;

(d)  Agent shall have received resolutions of Joining Borrower evidencing such Joining Borrower’s authorization to execute this amendment and setting forth authorized signers on behalf such Joining Borrower;

(e)  Agent shall have received certified copies of Joining Borrower’s Articles of Organization and Operating Agreement;

(f)  Agent shall have received a non-refundable amendment fee in an amount equal to $10,000, which Borrowers acknowledge Agent shall have earned in full as of the date hereof and which shall not be subject to proration;

(g)  Agent shall have received a pledge agreement duly executed by the owner(s) of one hundred percent (100%) of the equity of Joining Borrower, together with such documents and instruments as may be required thereunder;

(h)  Agent shall have received the fully executed Asset Purchase Agreement together with all schedules and exhibits thereto and all documents, instruments and agreements executed in connection therewith;

(i)   All documents, instruments and information required to be delivered hereunder shall be in form and substance reasonably satisfactory to Agent and Agent’s counsel);

(j)   Agent shall have received such other documents as Agent or counsel to Agent may reasonably request; and

(k)  No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Amendment.

Section 8	Condition Subsequent.

(a) Within sixty (60) days following the date of this Amendment (or such later date as determined by the Agent in its sole discretion), Borrowers shall cause Furniture Row COLO, LLC to execute and deliver to Agent a lien waiver agreement in form and substance reasonably satisfactory to Agent for Joining Borrower’s location generally known as 13333 E. 37th Avenue in Denver, Colorado.

(b) Within thirty (30) days following the date of this Amendment, Borrowers shall deliver amended and restated disclosure schedules to the Credit Agreement with respect to all Borrowers necessary to make the representations and warranties contained in the Loan Agreement true and correct with respect to all Borrowers as of the date of delivery thereof.

Section 9	Further Assurances

Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 10	Payment of Expenses

Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 11	Reaffirmation of Loan Agreement

Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 12	Reaffirmation of Subordination Agreement.

By execution of this Amendment, American Republic Investment Co., a Delaware corporation, hereby covenants and agrees that its Amended and Restated Subordination Agreement dated October 1, 2012 shall remain in full force and effect and that Joining Borrower shall be deemed a Borrower thereunder.

Section 13	Confirmation of Indebtedness

Borrowers confirm and acknowledge that as of the close of business on December 28, 2012, Borrowers were indebted to Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of Zero Dollars and Zero Cents ($0.00) due on account of Revolving Advances, and Two Hundred Thirty Three Thousand Five Hundred Thirty Three Dollars and Zero Cents ($233,533.00) on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

Section 14	Miscellaneous

(a)  Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)  Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)  Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)  Governing Law.  The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

(e)     Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

EXISTING BORROWERS: KABLE MEDIA SERVICES, INC.
KABLE DISTRIBUTION SERVICES, INC.
KABLE PRODUCT SERVICES, INC.
KABLE NEWS COMPANY, INC.
PALM COAST DATA HOLDCO, INC.
KABLE STAFFING RESOURCES LLC
KABLE SPECIALTY PACKAGING SERVICES LLC
KABLE NEWS INTERNATIONAL, INC.
PALM COAST DATA LLC

By:     /s/ Michael P. Duloc
Michael P. Duloc as President of
Kable News Company, Inc. and Kable
News International, Inc. and
President
and Chief Executive Officer of the
remaining Borrowers

JOINING BORROWER

FC PURCHASE, LLC

By:      /s/  Michael P. Duloc
Name: Michael P. Duloc
Title: President and Chief Executive Officer

AMERICAN REPUBLIC INVESTMENT CO.

By:      /s/  Michael P. Duloc
Name:  Michael P. Duloc
Title:           President

[SIGNATURE PAGE TO SECOND AMENDMENT AND JOINDER]
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PNC BANK, NATIONAL ASSOCIATION as Lender and as Agent

By: /s/ Jacqueline MacKenzie.
Name: Jacqueline MacKenzie
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT AND JOINDER]
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